                                                                    EXHIBIT 10.6

                              SEPARATION AGREEMENT

      This Separation Agreement ("Agreement") and the Release, which is attached and incorporated by reference as Exhibit A (the "Release"), are made, effective as of September 27, 2001 (the "Effective Date"), by and between Gregory J. Melsen ("Employee"), and American Medical Systems, Inc. and its parent and/or subsidiary corporations, affiliates, successors, predecessors, shareholders, present and/or former officers, directors, agents, employees, and attorneys, whether in their individual or official capacities, benefit plans and plan administrators, and insurers (collectively referred to as "Employer").

      The Employer and Employee wish to provide for the terms and conditions of Employee's separation from employment pursuant to the terms of this Agreement.

      The Employer does not believe that it has any claims against the Employee, nor do the parties believe that the Employee has any claims against the Employer. Nevertheless, the parties have agreed upon the following terms regarding the Employee's separation from employment, and to resolve any actual and potential claims arising out of the Employee's employment with and separation from Employer.

      IN CONSIDERATION OF THIS ENTIRE SEPARATION AGREEMENT AND RELEASE, THE PARTIES AGREE AS FOLLOWS:

1. TERMINATION OF EMPLOYMENT. From the Effective Date through the Salary Termination Date, as defined below, the Employee will provide such services, on a part-time basis, as the Employer may reasonably request; provided that such requests do not interfere with the Employee's other professional or consulting activities. The Employee's employment with the Employer will terminate effective as of December 31, 2001; provided, however, that if, prior to December 31, 2001, Employee becomes a part-time or full-time employee of another for-profit entity or provides consulting services to another for-profit entity for more than 80 hours per month, then the Employee's employment with the Employer will terminate as of the date that the Employee becomes so employed or provides such consulting services (the "Salary Termination Date"). The Employee shall promptly notify the Employer if he becomes employed by another for-profit entity or provides consulting services to a for-profit entity for more than 80 hours per month prior to December 31, 2001. The Employee may become employed by or provide any amount of consulting services to any not-for-profit entity prior to December 31, 2001 without affecting the Salary Termination Date.

2. RESIGNATION AS OFFICER. Employee hereby confirms his resignation of his positions as (a) an officer of American Medical Systems Holdings, Inc. ("AMS Holdings"), (b) an officer and director of all direct and indirect subsidiaries of AMS Holdings, and (c) a member of the Employer's employee benefits committee.


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3. PRIOR AGREEMENTS. Except as expressly provided herein (a) the Employment
Agreement, dated March 24, 1999, between the Employer and the Employee (the "Employment Agreement") is terminated effective as of the Effective Date, and
(b) the Secrecy and Non-Competition Agreement, dated March 11, 1999, between the Employer and the Employee (the "Non-Compete Agreement") will remain in full force and effect in accordance with its terms. Subject to the last sentence of
Section 4, neither the Employer nor the Employee will have any obligations, rights or benefits under the Employment Agreement after the Effective Date. The Restricted Period set forth in Section 1(a) of the Non-Compete Agreement will expire on July 30, 2002.

4. COMPENSATION AND BENEFITS. In consideration for the Release and provided Employee does not exercise his right to rescind this Agreement and Release as set forth in Section 5 of the Release, Employer shall provide the Employee with the compensation and benefits set forth in Exhibit B, subject to applicable withholding for income and employment related taxes. The parties agree that the consideration set forth in Exhibit B is greater than anything owed to Employee by law, contract (including the Employment Agreement) or under the policies of Employer and is provided to Employee in exchange for, and specifically contingent upon, his signing this Agreement and the attached Release. If the Employee rescinds the Release, the Employee's employment will terminate as of the effective date of such rescission, and the Employee will be entitled to the compensation and benefits set forth in Section 6(e) of the Employment Agreement and will not be entitled to any compensation or benefits under this Agreement.

5. CONFIDENTIALITY. It is the intent of the parties that this Agreement and Release be and is confidential. The Employee warrants that he has not and will not disclose the terms of this Agreement and Release to any person other than his spouse, attorney, tax advisor, financial advisor or representatives of the E.E.O.C. or the Minnesota Department of Human Rights, who shall be bound by the same prohibitions against disclosure as bind the Employee, and the Employee shall be responsible for advising these individuals of this confidentiality provision and obtaining their commitment to maintain such confidentiality. The Employee acknowledges that Employer may be required to file this Agreement with the Securities and Exchange Commission and disclose the material terms of this Agreement in reports and proxy material filed by the Employer with the Securities and Exchange Commission. The Employee may disclose the material terms of this Agreement to the same extent as the Employer has disclosed such terms pursuant to the foregoing sentence.

6. RELEASE. In consideration of the compensation and other benefits set forth in this Agreement, the Employee will voluntarily sign the Release at the same time he signs this Agreement. Except as set forth herein and except for any claims the Employer may have for breach of this Agreement or the Non-Compete Agreement occurring after the Effective Date, the Employer releases the Employee from any and all claims, liabilities, causes of action and rights against the Employee arising out of and in connection with the employment relationship between Employee and the Employer.

7. STIPULATION OF NO CHARGES. The Employee affirmatively represents that he has not filed nor caused to be filed any charges, claims, complaints, or actions against the Employer before


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any federal, state, or local administrative agency, court, or other forum.

8. NON-DISPARAGEMENT. Each party to this Agreement agrees not to make any disparaging or defamatory comments regarding the other party. Furthermore, the Employee agrees not to encourage in any way any individual or group of individuals to bring or pursue a lawsuit, charge, complaint, or grievance, or make any other demands against Employer.

9. DAMAGES FOR VIOLATION OF DUTY OF CONFIDENTIALITY AND/OR NON-DISPARAGEMENT. Any violation by either party of the confidentiality and/or non-disparagement provisions of this Agreement shall entitle the other party to bring a legal action for appropriate equitable relief as well as damages, including reasonable attorneys' fees.

10. NON-ADMISSIONS. The parties expressly deny any and all liability or wrongdoing and agree that nothing in this Agreement and Release shall be deemed to represent any concession or admission of such liability or wrongdoing or any waiver of any defense.

11. INVALIDITY. In case any one or more of the provisions of this Agreement and Release shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and Release will not in any way be affected or impaired thereby.

12. RETURN AND RELEASE OF ALL PROPERTY. The Employee agrees to immediately return any and all of the Employer's property to the Employer.

13. CHOICE OF LAW/VENUE. This Agreement shall be construed and interpreted in accordance with applicable federal laws and the laws of the State of Minnesota. If either party brings a legal action pursuant to this Agreement and Release including, but not limited to, an action to enforce its terms, or to challenge its validity, such legal action shall be properly filed in a court of competent jurisdiction located in Hennepin County, Minnesota.

      IN WITNESS WHEREOF, the parties have signed this Agreement on the date set forth below to be effective as of the Effective Date.

                                       AMERICAN MEDICAL SYSTEMS, INC.


Dated:   October 16, 2001              By:    /s/ Janet L. Dick
                                           -------------------------------------

                                       Its:   Vice President, Human Resources
                                            ------------------------------------


Dated:   October 16, 2001              /s/ Gregory J. Melsen
                                       -----------------------------------------
                                       Gregory J. Melsen


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                                                                       EXHIBIT A

                                     RELEASE

1. DEFINITIONS. I intend all words used in this Release to have their plain meanings in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Release have the following meanings:

      (a) "I," "me," and "my" include both me, Gregory J. Melsen and anyone who has or obtains any legal rights or claims through me.

      (b) "Employer," as used in this Release, shall at all times mean American Medical Systems, Inc., and its respective parent and/or subsidiary corporations, affiliates, successors, predecessors, shareholders, present and/or former officers, directors, agents, employees, and attorneys, whether in their individual or official capacities, benefit plans and plan administrators, and insurers.

      (c) "My Claims" mean any and all of the actual or potential claims of any kind whatsoever I have now against Employer, regardless of whether I now know about those claims, that are in any way related to my employment with or separation (termination of employment) from the Employer, including, but not limited to, claims for invasion of privacy; breach of written or oral, express or implied, contract; fraud or misrepresentation; the Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. ss. 626, as amended, the Older Workers Benefit Protection Act of 1990 ("OWBPA"), 29 U.S.C. 626(f), Title VII of the Civil Rights Act of 1964 ("Title VII"), 42 U.S.C. ss. 2000e, et seq., the Americans with Disabilities Act ("ADA"), 29 U.S.C. ss. 2101, et seq., the Family Medical Leave Act ("FMLA"), 29 U.S.C. ss. 2601 et seq., the Employee Retirement Income Security Act of 1978 ("ERISA"), as amended, 29 U.S.C. ss. ss. 1001, et seq., Equal Pay Act ("EPA"), 29 U.S.C. ss. 206(d), the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. ss. 2101 et seq., the Minnesota Human Rights Act, Minn. Stat. ss. 363.01, et seq., Minnesota Statutes ss. 181 et seq., and any other federal, state, or local statute, law, rule, regulation, ordinance or order. This includes, but is not limited to, claims for violation of any civil rights laws based on protected class status; claims for assault, battery, defamation, intentional or negligent infliction of emotional distress, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, violation of public policy, and all other claims for unlawful employment practices, and all other common law or statutory claims.

2. AGREEMENT TO RELEASE MY CLAIMS. Except as stated in Section 4, I agree to give up all My Claims, waive any rights thereunder, and withdraw any and all of my charges and lawsuits against Employer. In exchange for my agreement to release My Claims, I am receiving satisfactory consideration (compensation) from Employer to which I am not otherwise entitled by law, contract, or under any Employer policy. The consideration I am receiving is a full and fair payment for the release of all My Claims. Employer does not owe me anything in addition to what I will be receiving.


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3.    OLDER WORKERS BENEFIT PROTECTION ACT. I understand and have been advised that the above release of My Claims is subject to the terms of the Older Workers Benefit Protection Act ("OWBPA"). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act ("ADEA") unless the waiver is knowing and voluntary. I have been advised of this law, and I agree that I am signing this Release voluntarily, and with full knowledge of its consequences. I understand that the Employer is giving me at least twenty-one (21) days from the date I received a copy of this Release to decide whether I want to sign it. I acknowledge that I have been advised to use this time to consult with an attorney about the effect of this Release. IF I SIGN THIS RELEASE BEFORE THE END OF THE TWENTY-ONE (21) DAY PERIOD IT WILL BE MY PERSONAL, VOLUNTARY DECISION TO DO SO, AND WILL BE DONE WITH FULL KNOWLEDGE OF MY LEGAL RIGHTS. I agree that material and/or immaterial changes to this Release will not restart the running of this consideration period.

4.    EXCLUSIONS FROM RELEASE.

      (a) My Claims do not include my rights, if any, to claim the following:
      Re-employment Insurance benefits; claims for my vested post-termination benefits under any 401(k) or similar retirement benefit plan; my COBRA rights; my rights to enforce the terms of this Release; or my rights to assert claims that are based on events occurring after this Release becomes effective.

      (b) Nothing in this Release interferes with my right to file a charge with the Equal Employment Opportunity Commission ("EEOC"), or participate in any manner in an EEOC investigation or proceeding under Title VII, the ADA, the ADEA, or the EPA. I, however, understand that I am waiving my right to recover individual relief including, but not limited to, back pay, front pay, reinstatement, attorneys' fees, and/or punitive damages, in any administrative or legal action whether brought by the EEOC, Employee, or any other party.

      (c) Nothing in this Release interferes with my right to challenge the knowing and voluntary nature of this Release under the ADEA and/or OWBPA.

      (d) Nothing in this Release limits any rights that I would otherwise have to be indemnified by the Employer, in my capacity as an officer or employee of the Employer, under the Employer's Certificate of Incorporation, Bylaws, directors' and officers' insurance policy or
      Section 145 of the Delaware General Corporation Law.

      (e) I agree that Employer reserves any and all defenses, which it has or might have against any claims brought by me. This includes, but is not limited to, Employer's right to seek available costs and attorneys' fees, and to have any monetary award granted to me, if any, reduced by the amount of money that I received in consideration for this Release.

5. RIGHT TO RESCIND AND/OR REVOKE. I understand that insofar as this Release relates to my rights under the Age Discrimination in Employment Act ("ADEA"), it shall not become effective or enforceable until seven (7) days after I sign it. I have the right to rescind this Release only


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insofar as it extends to potential claims under the ADEA by written notice to
Employer within seven (7) calendar days following my signing this Release, and within fifteen (15) calendar days as to waiver of claims under the Minnesota Human Rights Act. Any such rescission must be in writing and hand-delivered to Employer or, if sent by mail, postmarked within the applicable time period, sent by certified mail, return receipt requested, and addressed as follows:

      (a) post-marked within the seven (7) or fifteen (15) day period;

      (b) properly addressed to JANET L. DICK, VICE PRESIDENT OF HUMAN RESOURCES, AMERICAN MEDICAL SYSTEMS, INC., 10700 BREN ROAD WEST, MINNETONKA, MN 55343-9679, and

      (c) sent by certified mail, return receipt requested.

      I understand that the payment I am receiving for settling and releasing My Claims is contingent upon my agreement to be bound by the terms of this Release. Accordingly, if I decide to revoke this Release, I understand that I am not entitled to the payments offered in the attached Settlement Agreement.

6. I UNDERSTAND THE TERMS OF THIS RELEASE. I have had the opportunity to read this Release carefully and understand all its terms. I have reviewed this Release with my own attorney. In agreeing to sign this Release, I have not relied on any statements or explanations made by Employer or their attorneys. I understand and agree that this Release and the attached Settlement Agreement contain all the agreements between Employer and me. We have no other written or oral agreements.


Dated:   October 16, 2001                   /s/ Gregory J. Melsen
                                            ------------------------------------
                                            Gregory J. Melsen


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                                                                       EXHIBIT B

                            COMPENSATION AND BENEFITS

1. SALARY CONTINUATION AND CASH PAYMENT. The Employer shall pay the Employee his current annualized base salary of $168,000 through the earlier of the Salary Termination Date or December 31, 2001, in accordance with the Employer's normal payroll practice and subject to applicable withholding taxes. If the Salary Termination Date is December 31, 2001, then on January 15, 2002, the Employer shall pay the Employee $130,000 subject to applicable withholding taxes. Upon execution of the Agreement, the Employer will make a one-time cash payment to the Employee of $8,000, subject to applicable withholding taxes.

2. INCENTIVE BONUS. Upon execution of the Agreement, the Employer will pay the Employee a bonus in the amount of $50,400, subject to applicable withholding taxes, which represents the Employee's bonus under the Employer's 2001 Management Incentive Plan, assuming the Employer achieves 100% of the revenue and operating income objectives under the 2001 Management Incentive Plan for the full year 2001. If the Employer exceeds 100% of the revenue and operating income objectives under the 2001 Management Incentive Plan for the full year 2001, the Employer will pay the Employee the additional bonus to which the Employee would have been entitled under such plan, as if Employee had been an officer of the Employer on the date such payment is made, in the first calendar quarter of 2002 at the same time that the Employer pays bonuses under the 2001 Management Incentive Plan to the participants in the plan. If the Employer does not achieve 100% of the revenue and operating income objectives under the 2001 Management Incentive Plan for the full year 2001, the Employee will be entitled to retain the full amount of the bonus paid under this Section 2.

3. STOCK OPTIONS. The Incentive Stock Option Agreement, dated April 23, 1999, between the Employer and the Employee (the "Option Agreement") shall remain in full force and effect in accordance with its terms, except as set forth in this
Section 3. The Employer and Employee acknowledge and agree that, as of the Effective Date, options to purchase 23,450 shares of Common Stock of AMS Holdings were vested and unexercised under the Option Agreement and shall remain exercisable for a period of ninety (90) days after the Effective Date, as set forth in Section 3(e) of the Option Agreement. Options to purchase 56,250 shares pursuant to the Option Agreement that had not vested as of the Effective Date shall (a) become vested and exercisable upon expiration, without rescission, of all rescission periods set forth in Section 5 of the Release and (b) remain exercisable through January 31, 2003. The Employee acknowledges that the options that become exercisable pursuant to the preceding sentence will not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

4. VACATION/FLOATING HOLIDAYS/UNITED WAY DAYS. Upon execution of the Agreement, the Employer will pay the Employee for all accrued and unused vacation, floating holidays and United Way Days as of the Effective Date, calculated using the Employee's current base salary. The Employee will not accrue any vacation, floating holidays or United Way Days after the Effective Date.


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5.    MEDICAL, DENTAL AND EMPLOYEE LIFE PLANS. The Employee will have the right to participate in the Employer's insured group Medical, Dental, and Employee Life Insurance plans (including dependant coverage under all such plans) that the Employer maintains for its other employees on the same basis and at the same cost afforded to "active" employees through the earlier of (a) December 31, 2002 or (b) the date on which the Employee first becomes eligible to participate in another group plan providing benefits to the Employee and his eligible family members. The Employer shall withhold and deduct from payments made through the Salary Termination Date under Section 1 of this Exhibit B all legally required amounts necessary to satisfy applicable federal, state or local withholding and employment tax requirements and the Employee's portion of insurance premiums for the Employer's group Medical, Dental, and Employee Life Insurance plans. After January 1, 2002, the Employee shall pay his portion of insurance premiums for the Employer's group Medical, Dental, and Employee Life Insurance plans directly to the Employer's third party administrator. The Employee's COBRA rights with respect to the Employer's group Medical, Dental, and Employee Life Insurance plans shall begin on the earlier of (a) December 31, 2002 or (b) the date on which the Employee first becomes eligible to participate in another group plan providing benefits to the Employee and his eligible family members.

6. OTHER BENEFIT PLANS. The Employee's right to participate in all other benefit plans of the Employer will cease as set forth below.

      (a) Employee AD&D Insurance. Coverage will cease as of October 1, 2001. Continuation coverage is not available for Employee AD&D insurance coverage.

      (b) Dependent AD&D Insurance (if applicable). Coverage will cease as of October 1, 2001, unless the Employee elects to discontinue the deductions earlier. Continuation coverage is not available for Dependent AD&D insurance coverage.

      (c) Flexible Spending Accounts. The Employee agrees not to make any contributions after December 31, 2001 to the Employer's Dependent Care Spending Account or Health Care Spending Account.

      (d) AMS Savings Investment Plan. The Employee agrees not to make any contributions to the AMS Savings and Investment Plan (including the related non-qualified plan) after the Effective Date. The Employee may take a distribution under this plan or roll the account balance into a qualified IRA at any time after the Salary Termination Date.

      (e) AMS Retirement Annuity Plan. The Employee's years of creditable service under the AMS Retirement Annuity Plan will be calculated based upon service as of the Effective Date. As of September 30, 2001, the Employee's accrued benefit (assuming the Employee elects a lump sum distribution) under the AMS Retirement Annuity Plan was $28,616,07. The Employer intends to terminate the plan effective as of December 31, 2001.

      (f) Disability. Short Term Disability and Long Term Disability coverage will cease


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      as of the Effective Date.

      (g) Employee Stock Purchase Plan. The Employee's right to participate in the Employee Stock Purchase Plan shall cease as of the Effective Date.

      (h) Group Legal Plan (Hyatt Premier Legal Plan). If the Employee is currently enrolled in the group legal plan, contributions will cease as of as of the Effective Date.

      (i) Other Benefit Plans. The Employee's right to participate in all other benefit plans of the Employer shall cease as of the Effective Date.


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